UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2015

Razor Resources Inc.

(Exact name of registrant as specified in charter)

Nevada	000-51973	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8-5-128 Jichexiaoqu, Chanchun, Jilin, China
(Address of principal executive offices)	(Zip Code)

949-419-6588

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

As used in this report, the terms "we", “us", “our", the “Company" refer to Razor Resources, Inc., a Nevada corporation.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On July 16, 2015, Meng Hao resigned as Chief Executive Officer, Principal Executive Officer, President and Secretary and as a member of the Board of Directors. Meng Hao’s resignation was not due to any disagreement with the Company on any matter relating to its operations, policies or practices.

On July 16, 2015, Zongfeng Dai was appointed as Chief Executive Officer, Principal Executive Officer, President and Secretary and as a member of the Board of Directors. His biography is as follows:

Zongfeng Dai

Zongfeng Dai is our sole director, Chief Executive Officer and Chief Financial Officer since July 16, 2015. Since 2012, Mr. Dai has been and continues to be the Chairman Secretary, Senior Vice President of Qingdao Radio Youhan Internet Technology Ltd., an Internet TV products company which he founded. From 2008 through 2012, Mr. Dai was Chairman, Secretary, Marketing Director for Qingdao Pinwei Co. Ltd. Mr. Dai is also the founder and current Chief Executive Officer for New Life TV Project.

To reconfirm the following resignations:

Nov 27, 2007	Bing Wong resign President
Dec 4, 2007	Rong Xin Yang resign Secretary, Treasurer and Director
Jan 30, 2008	Bing Wong resign Director
Nov 23, 2010	Paul Gladston resign Director
Nov 23, 2010	Kelly Fielder resign officer and director
Nov 18, 2010	Sam Nastat resign President
Sep 16, 2011	Gregory Rotelli resign President
Sep 16, 2011	Larry Segal resign VP of marketing and Director

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITACIG, INC.

Date: July 21, 2015	By:	/s/ Zongfeng Dai
Zongfeng Dai, CEO